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                                                                    EXHIBIT 23.2

                          CONSENT OF BDO SEIDMAN, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Emrise Corporation
(Formerly MicroTel International, Inc.)

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 25, 2002 relating to the consolidated financial statements and consolidated financial statement schedule of MicroTel International, Inc. for the year ended December 31, 2001 that is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.

/S/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Costa Mesa, California
January 26, 2005